Exhibit 99.1

iAnthus Announces Resignation of Director

NEW YORK and TORONTO, Jan. 18, 2022 /CNW/ - iAnthus Capital Holdings, Inc. ("iAnthus" or the "Company") (CSE: IAN) (OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces the resignation of Robert M. Whelan, Jr. from its Board of Directors.  Mr. Whelan joined the Company on December 5, 2019 as part of the formation of the Company's independent Board of Directors.

"Speaking on behalf of the entire iAnthus team, we have been very fortunate to have Bob serve on the Board of Directors for the past two years.  We greatly benefited from Bob's extensive professional background and the strategic insights that he brought to the board as Lead Independent Director," said Randy Maslow, iAnthus President, Interim Chief Executive Officer and a Director. "We thank Bob for his valuable contributions to the Company and wish him the best in his retirement."

Mr. Whelan added: "It has been a pleasure working with the entire iAnthus team and I wish the Company and its dedicated employees nothing but the best for the future."

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company's operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company's common shares.

Forward-Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the SEC and the Canadian securities regulators, which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as "will," could," plan," estimate," expect," intend," may," potential," believe, "should" and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange or The Securities Exchange Commission have reviewed, approved or disapproved the content of this news release.

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SOURCE iAnthus Capital Holdings, Inc.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/January2022/18/c5192.html

%CIK: 0001643154

For further information: Corporate/Media/Investors: Julius Kalcevich, CFO, iAnthus Capital Holdings, Inc., 1-646-518-9411, investors@ianthuscapital.com

CO: iAnthus Capital Holdings, Inc.

CNW 17:10e 18-JAN-22